                                                                    Exhibit 11.1

                           Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                                                Six Months Ended March 31,
                                                           ------------------------------------------------------------------
                                                                      1995                                  1994
                                                           ------------------------------         ---------------------------
                                                                               Fully                                 Fully
                                                              Primary         Diluted                Primary        Diluted
                                                              -------         -------                -------        -------
I.       Actual shares outstanding at September 30            7,627,646       7,627,646              7,722,646      7,722,646

         Stock issued during the period:
           Stock, net                                          (894,484)       (894,484)             2,307,550      2,307,550
           Options exercised                                      1,648           1,648                     83             83

II.      Weighted equivalent shares:
           Assumed exercise of options and warrants             143,839          28,058                565,710        224,935
           Assumed conversion of debenture                       38,450          38,450                500,000        500,000
                                                           ------------    ------------           ------------   ------------

III.     Weighted average shares and equivalent
           shares                                             6,917,099       6,801,318             11,095,989     10,755,214
                                                           ============    ============           ============   ============

IV.      Net income:
           Net income before adjustment                    $     14,120    $     14,120           $     15,082   $     15,082



           Assumed interest savings, net of tax, "as if"
           the convertible debenture had been exercised
           and debt had been retired utilizing proceeds
           of the exercise of options and warrants.                   6               6                    108            189
                                                           ------------    ------------           ------------   ------------

           Adjusted net income                             $     14,126    $     14,126           $     15,190   $     15,271
                                                           ============    ============           ============   ============

V.       Net income per share:                               $2.04           $2.08       (A)        $1.37           $1.42      (A)
                                                             =====           =====                  =====           =====

        (A) Fully diluted earnings per share is not presented as it is antidilutive.

                                                                    Exhibit 11.1

                           Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                                                Three Months Ended March 31,
                                                           ------------------------------------------------------------------
                                                                    1995                                     1994
                                                           ----------------------------          ----------------------------
                                                                               Fully                                 Fully
                                                              Primary         Diluted               Primary         Diluted
                                                              -------         -------               -------         -------
I.       Actual shares outstanding at December 31             6,658,646       6,658,646             11,222,646     11,222,646

         Stock issued during the period:
           Stock, net
           Options exercised                                      3,333           3,333                    167            167

II.      Weighted equivalent shares:
           Assumed exercise of options and warrants              50,135          27,564                348,062        348,062
           Assumed conversion of debenture                                                             500,000        500,000
                                                           ------------    ------------           ------------   ------------


III.    Weighted average shares and equivalent
          shares                                              6,712,114       6,689,543             12,070,875     12,070,875
                                                           ============    ============           ============   ============

IV.      Net Income:
           Net Income before adjustment                    $         36    $         36           $      6,699   $      6,699
                                                           ============    ============           ============   ============


           Assumed interest savings, net of tax, "as if"
           the convertible debenture had been exercised
           and debt had been retired utilizing proceeds
           of the exercise of options and warrants.                                                        111            113
                                                           -------------   ------------           ------------   ------------

           Adjusted net income                             $          36   $         36         $        6,810   $      6,812
                                                           =============   ============         ==============   ============

V.         Net income per share:                              $.01            $.01       (A)         $.56           $.56       (A)
                                                              ====            ====                   ====           ====

       (A) Fully diluted earnings per share is not presented as dilution is less than three percent or is antidilutive.

                                       2